Exhibit 10.1

FORM OF RESTRICTED STOCK AGREEMENT

2004 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of                          ,         , between ENERSYS, a Delaware corporation (the “Company”), and the individual identified on the signature page hereof (the “Participant”).

WHEREAS, the Participant is currently an employee of the Company or one of its Subsidiaries and, pursuant to the EnerSys 2004 Equity Incentive Plan (the “Plan”) and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to remain in the employ of the Company or one of its Subsidiaries and to increase the Participant’s interest in the success of the Company through the granting to the Participant of shares of the Company’s common stock, par value $0.01 per share (the “Restricted Stock”).

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto. This Agreement and the Restricted Stock shall be subject to the Plan, the terms of which are hereby incorporated herein by reference (including, without limitation, terms relating to the adjustment of the Restricted Stock upon the occurrence of certain events), and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan.

2. Number of Shares. The Company hereby grants to the Participant that number of shares of Restricted Stock specified on the signature page hereof, subject to all of the terms and conditions of this Restricted Stock Agreement and the Plan. Such shares of Restricted Stock shall be evidenced by a book entry statement, together with the restrictive legends described in Section 4 hereof. The book entry transfer evidencing the shares of Restricted Stock shall be held in the custody of the Company’s transfer agent until the restrictions thereon shall have lapsed, and, as a condition to the grant of the Restricted Stock, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock in such form as the Secretary of the Company may require. Reasonably promptly after the restrictions on transferability of a share of Restricted Stock shall lapse, the Company shall cause to be delivered to the Participant a physical certificate (or electronic equivalent therof) evidencing such share, free of the legends described in Section 4 hereof.

3. Terms and Conditions. The Restricted Stock evidenced hereby are subject to the following terms and conditions:

(a) Lapse of Restrictions. The restrictions on transfer set forth in Section 4 hereof shall lapse as follows:

The restrictions on 25% of the shares of Restricted Stock (rounded to the nearest whole number) shall lapse on              and on each of the next three (3) anniversaries thereof unless previously vested or forfeited in accordance with the Plan or this Agreement;

provided, however, that upon a Change in Control, or if the Participant’s employment terminates due to death, Permanent Disability, or Retirement or the Participant terminates employment for Good Reason, or is terminated without Cause, the Restricted Stock, to the extent then still restricted, shall immediately become unrestricted. Notwithstanding the foregoing sentence, upon a Participant’s termination of employment for any reason, the Compensation Committee, in its sole discretion and subject to the approval of the approval of a majority of the disinterested members of the Board of Directors, may waive any restrictions then remaining and permit, for a specified period or time, the sale or transfer of the Restricted Stock prior to the satisfaction of such requirement.

(b) Until the restrictions on transfer of the Restricted Stock lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no transfer of the Restricted Stock or any of the Participant’s rights with respect to the Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Compensation Committee Board of Directors of the Company determines otherwise, upon any attempt to transfer a share of Restricted Stock or any rights in respect of a share of Restricted Stock before the lapse of such restrictions, such share, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

(c) Forfeiture. Upon termination of the Participant’s employment with the Company or a Subsidiary for any reason other than one of the reasons set forth in the first sentence of Section 3(a), the Participant shall forfeit any and all shares of Restricted Stock on which the restrictions have not lapsed and transfer such shares to the Company without consideration of any kind.

4. Legend on Certificates. The Participant agrees that any book entry statement issued for shares of Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE “RESTRICTIONS”) AS SET FORTH IN ENERSYS’ 2004 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ENERSYS, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

5. Noncompetition. The Participant agrees with the Company that, for so long as the Participant is employed by the Company or any of its Subsidiaries and continuing for twelve (12) months (or such longer period as may be provided in an employment or similar agreement between the Participant and the Company or one of its Subsidiaries) following a termination of such employment that occurs after any of the restrictions on the Restricted Stock have lapsed the Participant will not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, become involved in a Competing Business in any geographic area in which the Company or any of its Subsidiaries has engaged during such period in a Competing Business, or in which the Participant has knowledge of the Company’s plans to engage in a Competing Business (including, without limitation, any area in which any customer of the Company or any of its Subsidiaries may be located); provided, however, that the provisions of this Section 5 shall apply solely to those activities of a Competing Business with which the Participant was personally involved or for which the Participant was responsible while employed by the Company or its Subsidiaries during the twelve (12) month period preceding termination of the Participant’s employment.

6. Wrongful Solicitation. As a separate and independent covenant, the Participant agrees with the Company that, for so long as the Participant is employed by the Company or any of its Subsidiaries and continuing for 12 months (or such longer period as may be provided in an employment or similar agreement between the Participant and the Company or one of its Subsidiaries) following a termination of such employment that occurs after any of the restrictions on the Restricted Stock have lapsed the Participant will not engage in any Wrongful Solicitation.

7. Confidentiality; Specific Performance.

(a) The Participant agrees with the Company that the Participant will not at any time, except in performance of the Participant’s obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, reveal to any person, entity, or other organization (other than the Company, or its employees, officers, directors, stockholders, or agents) or use for the Participant’s own benefit any information deemed to be confidential by the Company or any of its Affiliates (“Confidential Information”) relating to the assets, liabilities, employees, goodwill, business, or affairs of the Company or any of its Affiliates, including, without limitation, any information concerning past, present, or prospective customers, manufacturing processes, marketing, operating, or financial data, or other confidential information used by, or useful to, the Company or any of its Affiliates and known (whether or not known with the knowledge and permission of the Company or any of its Affiliates and whether or not at any time prior to the Date of Grant developed, devised, or otherwise created in whole or in part by the efforts of the Participant) to the Participant by reason of the Participant’s employment with, equity holdings in, or other association with the Company or any of its Affiliates. The Participant further agrees that the Participant will retain all copies and extracts of any written Confidential Information acquired or developed by the Participant during any such employment, equity holding, or association in trust for the sole benefit of the Company, its Affiliates, and their successors and assigns. The Participant further agrees that the Participant will not, without the prior written consent of the Company, remove or take from the Company’s or any of its Affiliate’s premises (or if previously removed or taken, the Participant will promptly return) any written Confidential Information or any copies or extracts thereof. Upon the request and at the expense of the Company, the Participant shall promptly make all disclosures, execute all instruments and papers, and perform all acts reasonably necessary to vest and confirm in the Company and its Affiliates, fully and completely, all rights created or contemplated by this Section 7. The term “Confidential Information” shall not include information that is or becomes generally available to the public other than as a result of a disclosure by, or at the direction of, the Participant.

(b) The Participant agrees that upon termination of the Participant’s employment with the Company or any Subsidiary for any reason, the Participant will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way evidencing (in whole or in part) Confidential Information relating to the business of the Company and its Subsidiaries and Affiliates. The Participant further agrees that the Participant will not retain or use for the Participant’s account at any time any trade names, trademark, or other proprietary business designation used or owned in connection with the business of the Company or its Subsidiaries or Affiliates.

(c) The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section 7, or Section 5 or 6 above, would be inadequate and, in recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

8. Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the shares of Restricted Stock (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Plan administrator, by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit A.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

The Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock and the disposition of the shares of Restricted Stock following vesting are complex and subject to change.

9. Securities Laws Requirements. The Company shall not be obligated to transfer any shares of Restricted Stock to the Participant free of the restrictive legend described in Section 4 hereof if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

10. No Obligation to Register. The Company shall be under no obligation to register the shares of Restricted Stock pursuant to the Securities Act or any other federal or state securities laws.

11. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the shares of Restricted Stock granted under this Restricted Stock Agreement (whether or not the restrictions have lapsed) without the prior written consent of the Company or its underwriters.

12. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of such shares of Restricted Stock on its books nor will any of such shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

13. Rights as a Stockholder. Subject to the restrictions set forth in the Plan and this Restricted Stock Agreement, the Participant shall possess all incidents of ownership with respect to the shares of Restricted Stock, including the right to receive or reinvest dividends with respect to such shares of Restricted Stock and to vote such shares of Restricted Stock.

14. Survival of Terms. This Restricted Stock Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Sections 5, 6 and 7 shall expressly survive the forfeiture of the Restricted Stock and this Agreement.

15. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant’s attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 2366 Bernville Road, Reading, Pennsylvania 19605, Attention: General Counsel (or to such other address as the Company shall have specified to the Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

16. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

17. Authority of the Administrator. The Plan Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Agreement. The determination of the administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

18. Representations. The Participant has reviewed with his own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Stock Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.

19. Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant’s business or financial experience (or the business or financial experience of the Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant’s own interests in connection with the transactions contemplated under this Restricted Stock Agreement.

20. Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

21. Severability. Should any provision of this Restricted Stock Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

22. Amendments; Construction. The Plan administrator may amend the terms of this Restricted Stock Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. To the extent the terms of Section 5 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 5 shall supersede such conflicting terms and control. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Restricted Stock and shall have no affect on the interpretation hereof.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Stock Agreement. The Participant has read and understand the terms and provision thereof, and accepts the shares of Restricted Stock subject to all the terms and conditions of the Plan and this Restricted Stock Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Restricted Stock Agreement.

24. Miscellaneous.

(a) No Rights to Grants or Continued Employment. The Participant shall not have any claim or right to receive grants of Awards under the Plan. Neither the Plan or this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Participant any right to be retained as an employee of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Affiliate or Subsidiary thereof to terminate the employment of the Participant at any time.

(b) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c) Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Affiliates.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

ENERSYS

By:
Name: Title:

PARTICIPANT

Name: Address:

Date of Grant:

Number of Shares of Restricted Stock:

Closing Price on the day immediately preceding the Date of Grant: $

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